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                                                                   Exhibit 10.22

                             EMPLOYMENT AGREEMENT
                             --------------------



Parties:  HOME HEALTH CORPORATION OF AMERICA, INC.
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          a Pennsylvania corporation ("Employer")
          2200 Renaissance Boulevard, Suite 300
          King of Prussia, PA  19406

          JOSEPH J. GRILLI ("Executive")
          273 Hemlock Terrace
          Mountaintop, Pennsylvania 18707


Date:     May 1, 1998
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Background:  Executive is currently employed as the Regional Vice President of
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Sales/Marketing of Employer. In consideration of Executive's past, present and future corporate services to Employer, Employer desires to provide for the payment of certain compensation and other benefits to Executive, all as more fully described in this Agreement.

     INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual covenants and agreements stated below, Executive and Employer agree as follows:

     1.   Employment and Term.  Employer hereby employs Executive and Executive
          -------------------
accepts such employment, subject to all of the terms and conditions of this Agreement, for a term of three (3) years beginning on the date of this Agreement (the "Term"). The Term will automatically be extended for an additional one (1) year period on April 30th of each year, unless sooner terminated in accordance with other provisions of this Agreement or prior to such date either party gives the other party written notice of its intention not to extend this Agreement.

     2.   Position and Duties.  Employer shall employ Executive as its Regional
          -------------------
President of Sales/Marketing. Executive shall report directly to the Employer's Regional Vice President. Executive shall have responsibility for the sales and marketing efforts on a regional basis of Employer's Northern Region, and shall undertake such responsibilities and duties that may be assigned to him from time to time by the Employer's President and Chief Executive Officer. Executive shall devote all of his working time, energy, skill and best efforts to Employer's business and affairs and to the promotion of Employer's interests as is required for the fulfillment of his obligations and the performance of his duties under this Agreement, except that Executive shall not be precluded from pursuing personal investments, so long as such activities do not materially interfere with Executive's performance of his duties under this Agreement.
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     3.   Compensation, Benefits and Expenses.
          -----------------------------------

          3.1  Salary.  Employer shall pay to Executive a gross base salary of
               ------
One Hundred Twenty Nine Thousand Dollars ($129,000). Executive's Base Salary shall be payable in accordance with Employer's normal payroll practices for employees and Employer shall deduct or cause to be deducted from Executive's Base Salary all taxes and amounts required by law to be withheld.

          3.2  Benefits.  Employer shall pay to Executive an automobile expense
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allowance of Four Hundred Fifty Dollars ($450.00) per month. To the extent he is eligible under the general provisions thereof, Executive shall be entitled to participate in and shall be included in all other employee benefit plans, group insurance, disability, profit sharing, savings, bonus, health insurance, life insurance, retirement, stock or similar plans or programs of Employer.

          3.3  Bonuses.  In addition to his Base Salary, Executive shall be
               -------
eligible to participate in the Company's Executive Management Bonus Program (the "Bonus") in the event that Employer and its subsidiaries achieve targeted consolidated net income (the "Targeted Income").

          3.4  Vacation.  Executive shall be entitled to four weeks of vacation
               --------
during each year.

          3.5  Expenses. Executive is authorized to incur, and shall be promptly
               --------
reimbursed by Employer for, ordinary, necessary and reasonable expenses in the course of his performance of services under this Agreement. Executive shall properly account for all such expenses.

          3.6  Entire Compensation.  The compensation provided for in this
               -------------------
Section 3 shall be the full consideration for the services to be rendered by
---------
Executive to Employer under this Agreement.

     4.   Termination.
          -----------

          4.1  Termination by Death.  If Executive dies, then this Agreement and
               --------------------
all of Executive's rights to compensation and benefits under this Agreement shall terminate immediately, except that Executive's heirs, personal representatives or estate shall be entitled to receive the unpaid portion of Executive's Base Salary and any accrued benefits up to the date of death and to any benefits that are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans.

          4.2  Termination by Employer for Disability.  If Executive becomes
               --------------------------------------
disabled, he shall continue to receive all of his compensation and benefits in accordance with Section 3 for a
                ---------

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period of 12 months following the Onset of Disability (as defined in this
Section 4.2). If Executive's disability continues for more than 12 months after
-----------
the Onset of Disability or for periods aggregating more than 12 months during any 24 month period, then Employer shall have the right to terminate this Agreement and all of Executive's rights to compensation and benefits under this Agreement immediately, except that Executive shall be entitled to receive the unpaid portion of Executive's Base Salary, any accrued benefits up to the date of Employer's termination pursuant to this Section 4.2 and any benefits that are
                                           -----------
to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans. Any amounts due to Executive under this Section 4.2 shall be reduced, dollar-for-dollar, by any amounts received by
     -----------
Executive under any disability insurance policy or plan provided to Executive by Employer. "Onset of Disability" means the first day on which Executive shall be unable to perform his duties under this Agreement by reason of physical or mental incapacity, sickness or infirmity.

          4.3  Termination by Employer for Cause.  Employer may, upon thirty
               ---------------------------------
(30) days prior written notice, terminate Executive's employment and his rights to compensation and benefits under this Agreement for Cause (as defined in this
Section 4.3), except that Executive shall be entitled to receive any unpaid
-----------
portion of Executive's Base Salary and benefits earned to the date of termination and any benefits that are to be continued or paid after the date of termination for Cause in accordance with the terms of the corresponding benefit plans. "Cause' shall exist if Executive is convicted of a felony, is grossly negligent in the performance of his duties under this Agreement, commits a material act of dishonesty or breach of trust with respect to Employer or materially breaches this Agreement, but only if Executive is given notice specifying, in reasonable detail, the nature of the alleged cause and either (a) Executive had a reasonable opportunity to take remedial action but failed or refused to do so, or (b) an opportunity to take remedial action would not have been meaningful or appropriate under the circumstances and the material breach of this Agreement had a material adverse effect on Employer.

          4.4  Termination by Executive for Good Reason.  Executive may, upon
               ----------------------------------------
ninety (90) days prior written notice to Employer, resign his employment for "Good Reason". Good Reason shall exist if:

               (a) Executive is demoted, removed or not re-elected to any of his positions or offices, or there is a material diminishment of Executive's responsibilities, duties or status;

               (b) there is a reduction in Executive's Base Salary or a material reduction in Executive's benefits;

               (c) Employer breaches a material provision of this Agreement;

               (d) a "Change in Control" occurs, which for purposes of this Agreement, shall mean a change in control of Employer of a nature that would be required to reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities

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Exchange Act of 1934, as amended (the "Exchange Act"), whether or not Employer is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if:

                   (i) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than those persons in control of Employer as of the date hereof, shall acquire the power, directly or indirectly, to direct the management or policies of Employer or shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of Employer's then outstanding securities; or

                   (ii) during any period of two (2) consecutive years, individuals who at the commencement of such period constitute the entire Board shall cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by Employer's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the commencement of such period; provided, however, that for purposes of this subsection, all directors elected in accordance with the foregoing procedure shall be deemed to be directors at the commencement of such period;

               (e) any failure by Employer to obtain the assumption of this Agreement by any successor or assign of Employer; or

               (f) any purported termination of Executive for Cause that is not effected pursuant to the method described in Section 4.3.
                                             -----------

          4.5  Termination Without Cause.  Employer may, upon thirty (30) days
               -------------------------
prior written notice to Employee, terminate his employment without Cause.

          4.6  Benefits Upon Termination by Executive for Good Reason,
               -------------------------------------------------------
Termination by Employer Without Cause or Termination upon Employer Notice.  In
-------------------------------------------------------------------------
the event that (i) Executive chooses to resign from his employment hereunder for Good Reason pursuant to Section 4.4, (ii) Employer terminates Executive's
                        -----------
employment without Cause pursuant to Section 4.5 or (iii) Employer elects not to
                                     -----------
extend this Agreement pursuant to Section 1, then: (1) Executive shall continue
                                  ---------
to receive for a period of twelve (12) months after such termination (the "Severance Period"), his Base Salary payable in regular installments as if he were still employed by Employer (the "Severance Payments"), provided, however,
                                                            --------  -------
that in the event Executive chooses to resign from his employment for Good Reason pursuant to Section 4.4(d), the Severance Period shall be the greater of:
                   --------------
(a) twelve (12) months after such termination; or (b) the number of months remaining in the Initial Term; (2) all of the stock options and awards issued to Executive under any stock option plan of Employer (collectively, the "Options") shall be fully vested as of the date his employment terminates, regardless of the terms of any such stock option plan; and (3) health insurance of Executive shall continue to be provided by Employer for a period of twelve (12) months from the date of his termination.

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          4.7  Procedure upon Termination.  Upon termination of his employment,
               --------------------------
Executive shall promptly return to Employer all documents (including copies) and other materials and property of Employer, or pertaining to its businesses, including without limitation customer and prospect lists, contracts, files, manuals, letters, reports and records in his possession or control, no matter from whom or in what manner acquired.

     5.   Discoveries.  Executive shall communicate to Employer, in writing when
          -----------
requested, and preserve as confidential information of Employer, all marketing concepts and each discovery, idea, design, invention and improvement relating in any manner to Employer's business that has been conceived, developed or made by Executive, whether alone or jointly with others, at any time (during or after business hours) during Executive's employment with Employer (such concepts, ideas and designs are referred to as "Executive's Discoveries"). All of Executive's Discoveries shall be Employer's exclusive property, and Executive shall, at Employer's expense, sign all documents and take such other actions as it may reasonably request to confirm its ownership of Executive's Discoveries. Executive shall not, except with Employer's express prior written consent, or except in the proper course of his employment with Employer, use any of Executive's Discoveries for his own benefit or the benefit of any person or disclose any of Executive's Discoveries to any third person through publication or in any other manner.

     6.   Nondisclosure.  At all times during and after the Term, except with
          -------------
Employer's express prior written consent or in connection with the proper performance of services under this Agreement, Executive shall not, directly or indirectly, communicate, disclose or divulge to any person or use for the benefit of any person, any confidential or proprietary knowledge or information, no matter when or how acquired, concerning the conduct and details of the business of Employer including, but not limited to, (a) names of customers, prospects and suppliers, (b) details of customer, prospect and supplier contracts and proposals, (c) budget and other non-public financial information and (d) marketing methods, trade secrets and financial condition. For purposes of this Section 6, confidential information shall not include any information
        ---------
that is now known by the general public, or that becomes known by the general public other than as a result of any improper act or omission of Executive.

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     7.   Noncompetition.  Executive acknowledges that Employer's business is
          --------------
highly competitive, and that the services Employer provides are complex and sophisticated and require substantial and continuous expenditures of time and money to develop, market and maintain. Accordingly, during the Non-Compete Period (as hereinafter defined), except with Employer's express prior written consent, Executive shall not, directly or indirectly, in any capacity, for the benefit of any person:

          (a) communicate with or solicit any person who is or during such period becomes an executive employee or salesperson of Employer in any manner that interferes or might interfere with such person's relationship with Employer or in an effort to obtain such person as an employee of any person;

          (b) communicate with or solicit any person who is or during such period becomes a customer, supplier, agent or representative of Employer in any manner that interferes or might interfere with such person's relationship with Employer, or in an effort to obtain such person as a customer, supplier, agent or representative of any person which conducts a business in competition with Employer; and/or

          (c) establish, own, manage, operate or control, or participate in the establishment, ownership, management, operation or control of, serve as an employee, director, officer or consultant for, or make a material investment in, any person that conducts a business in competition with Employer within a 100-mile radius of any of Employer's offices; provided, however, that this provision
                                          --------- -------
shall not be construed to prohibit the ownership by Executive of not more than two percent (2%) of any class of securities of any corporation engaged in such a business that has a class of securities registered pursuant to the Exchange Act.

For purposes of this Agreement, the Non-Compete Period shall mean the period during which Executive is employed by Employer and continuing for a period of time equal to the greater of (i) two (2) years after the termination of Executive's employment hereunder or (ii) the Severance Period. Notwithstanding the foregoing, in the event that Employer shall fail to provide Executive with the compensation owed to Executive pursuant to Section 4.6, the Non-Compete
                                               -----------
Period shall automatically terminate and Executive shall from that day forward not be subject to the restrictions set forth in this Section 7.
                                                     ---------

     8.  Remedy. Executive acknowledges that the covenants contained in Sections
         ------                                                         --------
5, 6 and 7 of this Agreement ("Covenants") are a material part of the
----------
consideration bargained for by Employer and that, without the agreement of Executive to be bound by the Covenants, Employer would not have agreed to enter into this Agreement. Executive acknowledges that any breach by him of any of the Covenants will result in irreparable injury to Employer for which money damages could not adequately compensate Employer. If there is such a breach, Employer shall be entitled, in addition to all other rights and remedies which Employer may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Executive and all other persons and entities involved therein from continuing such breach. The existence of any claim or

                                      -6-
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cause of action which Executive or any such other person or entity may have against Employer shall not constitute a defense or bar to the enforcement of any of such Covenants. If Employer must resort to legal proceedings to enforce any Covenant that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant had been occurring, beginning on the date of a final order of a court or other tribunal (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant. If any portion of any such Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court or tribunal making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

     9.   Indemnification.  Executive shall be indemnified by Employer, to the
          ---------------
maximum extent permitted under applicable law and the articles of incorporation and bylaws of Employer, for all acts of Executive as an officer of Employer and/or any other company that Executive serves as an officer at the request of Employer.

     10.  Prior Agreements.  Executive represents to Employer (a) that there are
          ----------------
no restrictions, agreements or undertakings whatsoever to which Executive is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder, (b) that his execution of this Agreement or his employment hereunder do not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party or which he is bound and
(c) that he is free and able to execute this Agreement and to enter into employment by Employer. All prior employment agreements between Executive and Employer, including without limitation, certain Employment Agreements between Executive and Employer, are hereby terminated as of the date hereof as fully performed on both sides.

     11.  Mitigation.  Executive shall not be required to mitigate the amount of
          ----------
any payment provided for in Sections 3 or 4 hereof by seeking employment or
                            ---------------
otherwise. Employer shall not be entitled to setoff against the amounts payable to Executive hereunder any amounts earned by Executive in other employment after termination of his employment with Employer hereunder or any amounts that might have been earned by Executive in other employment had he sought such other employment. The amounts payable to Executive hereunder shall not be treated as damages but as severance compensation to which Executive is entitled by reason of termination of his employment in the circumstances contemplated by this Agreement.

     12.  Notices.  All notices, consents or other communications required or
          -------
permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally against receipt,
(b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by

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prepaid telegram or telecopy and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 12, except that
                                                       ----------
any such change of address notice shall not be effective unless and until received.

     13.  Entire Agreement.  This Agreement is the entire agreement between the
          ----------------
parties with respect to the subject matter hereof and may not be terminated, modified or amended except in a writing executed by each party hereto affected by such termination, modification or amendment. This Agreement supersedes all prior agreements and understandings among the parties with respect to its subject matter, including without limitation, previous Employment Agreements between Executive and Employer.

     14.  Assignment.  This Agreement, being for the personal services of
          ----------
Executive, shall not be assignable by him.

     15.  No Waivers.  No waiver with respect to this Agreement shall be
          ----------
enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

     16.  Severability.  If any provision of this Agreement is construed to be
          ------------
invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

     17.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof.

     18.  Controlling Law.  This Agreement is made under, and shall be construed
          ---------------
and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.



     WITNESS THE DUE EXECUTION AND DELIVERY HEREOF as of the date first above written.

                                      -8-
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EMPLOYER:                                      EXECUTIVE:

HOME HEALTH CORPORATION
OF AMERICA, INC.



By: /s/ Bruce Feldman                          /s/ Joseph J. Grilli
   -------------------------------------       ---------------------------------
   BRUCE FELDMAN                               JOSEPH J. GRILLI
   President and Chief Executive Officer

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